Exhibit 10.4

EXECUTION COPY

AMENDMENT NO. 1 TO

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of December 31, 2011 (this “Amendment”) by and among Ralcorp Receivables Corporation, a Nevada corporation (the “Buyer”) and the “Originators” party hereto.

RECITALS:

1. The parties hereto are parties to that certain Amended and Restated Receivables Sale Agreement, dated as of November 4, 2010 (the “Agreement”).

2. On January 13, Nutcracker Brands, Inc., a Georgia corporation changed its name to Linette Quality Chocolates, Inc., by filing a Certificate of Amendment with the Secretary of State of Georgia, a copy of which is attached hereto as Exhibit I.

3. The Buyer and Post Foods, LLC, a Delaware limited liability company (“Post”) have agreed that, effective as of the date hereof (the “Post Termination Date”), (i) Post will cease selling, assigning, transferring and conveying to the Buyer all of its right, title and interest in and to the Receivables originated by Post, together with all Related Security relating thereto and all Collections thereof, (ii) pursuant to that certain Transfer and Release Letter of even date herewith among the Agent, the Buyer and Post (the “Transfer and Release Letter”), the Buyer will sell, assign, transfer and convey to Post, and Post shall purchase from the Buyer, all of the Buyer’s right, title and interest in and to all Receivables owned by the Buyer on the Post Termination Date that were originated by Post, together with all Related Security relating thereto and all Collections thereof and (iii) Post will no longer be party to the Agreement as an Originator.

4. The Buyer and the Originators wish to amend the Agreement to (i) reflect the name change of “Nutcracker Brands, Inc.” to “Linette Quality Chocolates, Inc.” and (ii) reflect the removal of Post as an Originator party to the Agreement, in each case, on the on the terms and conditions set forth herein.

NOW, THEREFORE, intending to be bound, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement, or if not defined therein, in the Purchase Agreement.

Section 2. Amendments. Subject to the terms and conditions set forth herein, the Agreement is hereby amended as follows:

(a) Each reference in the Agreement to “Nutcracker Brands, Inc., a Georgia corporation” is hereby deleted and replaced with “Linette Quality Chocolates, Inc., a Georgia corporation.”

(b) Effective as of the Post Termination Date, (i) Post will cease selling, assigning, transferring and conveying to the Buyer all of its right, title and interest in and to the Receivables originated by Post, together with all Related Security relating thereto and all Collections thereof, (ii) Post will no longer be party to the Agreement as an Originator and (iii) all of Post’s rights and obligations under the Agreement shall, except to the extent such rights expressly survive the termination of the Agreement pursuant to the terms thereof, terminate and cease to be of further force or effect.

(c) The proviso set forth in the first sentence of Section 4.1(i) of the Agreement is hereby deleted.

(d) Exhibit II to the Agreement is hereby deleted and replaced with the new Exhibit II attached hereto.

(e) Exhibit III to the Agreement is hereby deleted and replaced with the new Exhibit III attached hereto.

Section 3. Conditions to Effectiveness. This Amendment shall become effective upon execution and delivery of this Amendment by each of the parties hereto and the execution and deliver of the Transfer and Release Letter by each of the Agent, the Buyer and Post. On the date hereof, the Buyer shall execute and deliver to Linette Quality Chocolates, Inc. an Amended and Restated Subordinated Note.

Section 4. Covenants, Representation and Warranties.

(a) Upon the effectiveness of this Amendment, each of the Originators and the Buyer hereby (i) reaffirms all covenants, representations and warranties made by it in the Agreement to the extent the same are not amended hereby and (ii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(b) Each of the parties hereto hereby represents and warrants that this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 5. Reference to and Effect on the Agreement.

(a) Upon the effectiveness of this Amendment, (i) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby, and (ii) each reference to the Agreement in any document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Agreement as amended hereby.

(b) Except as specifically amended above, the terms and conditions of the Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

Section 8. Fees and Expenses. Ralcorp hereby agrees to pay, promptly upon its receipt of an invoice in reasonable detail, all fees and expenses of Sidley Austin LLP, counsel to the Agent incurred in connection with this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

RALCORP HOLDINGS, INC.

BREMNER FOOD GROUP, INC.

RALSTON FOOD SALES, INC.

RH FINANCIAL CORPORATION

SUGAR KAKE COOKIE INC.

RIPON FOODS, INC.

LINETTE QUALITY CHOCOLATES, INC.

FLAVOR HOUSE PRODUCTS, INC.

HERITAGE WAFERS, LLC

THE CARRIAGE HOUSE COMPANIES, INC. RALCORP FROZEN BAKERY PRODUCTS, INC.

COMMUNITY SHOPS, INC.

THE BUN BASKET, INC.

LOFTHOUSE BAKERY PRODUCTS, INC.

POST FOODS, LLC

COTTAGE BAKERY, INC.

HARVEST MANOR FARMS, LLC,

as Originators

By:	/s/ S. Monette
Name: Title:	Scott Monette Treasurer

RALCORP RECEIVABLES CORPORATION, as Buyer

By:	/s/ S. Monette
Name: Title:	Scott Monette President

Amendment No. 1 to Amended and Restated

Receivables Sale Agreement

Acknowledged and Consented to

as of the date first above written:

JPMORGAN CHASE BANK, N.A., as a Funding Agent and as Agent

By:	/s/ Joel C. Gedroic
Name: Title:	Joel C. Gedroic Executive Director

SUNTRUST ROBINSON HUMPHREY, INC., as a Funding Agent

By:	/s/ Michael Peden
Name: Title:	Michael Peden Vice President

Amendment No. 1 to Amended and Restated

Receivables Sale Agreement